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                                                                   EXHIBIT 10.13

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement (this "Agreement"), is entered into effective as of the Grant Date (as defined in paragraph 1), by and between Commonwealth Energy Corporation, a California corporation (the "Company"), and the individual listed in paragraph 1 (the "Optionee").

                                    RECITALS

      WHEREAS, pursuant to the terms of a Settlement Agreement, the Company has agreed to grant a non-qualified stock option to purchase shares of the Company's common stock to the Optionee.

                                    AGREEMENT

1.    Terms of Award.

      (a) The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

            (i)   The "Optionee" is Robert C. Perkins.

            (ii)  The "Grant Date" is August 29, 2003.

            (iii) The number of "Option Shares" shall be 80,000 shares of Common
                  Stock.

            (iv)  The "Exercise Price" is $1.00 per share.

      (b) Other terms used in this Agreement are defined pursuant to paragraph 13 or elsewhere in this Agreement.

2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Optionee to purchase the number of Option Shares of Common Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in section 422 of the Code.

3. Date of Exercise and Vesting. Subject to the limitations of this Agreement, the Option shall be exercisable in full as of the Grant Date.

4.    Expiration.

      (a) The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date.

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      (b)   The "Expiration Date" shall be earliest to occur of:

            (i)   the ten-year anniversary of the Grant Date; or

            (ii)  the dissolution or liquidation of the Company.

5.    Method of Option Exercise.

      (a) Subject to the terms of this Agreement, the Option may be exercised in whole or in part by filing a written notice, in the form attached hereto as Exhibit A, with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Common Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Common Stock indicated by the Optionee's election. Payment shall be by cash or by check payable to the Company or, where expressly approved for the Optionee by the Board and where permitted by law:

            (i) by cancellation of indebtedness of the Company to the Optionee;

            (ii) by surrender of shares that either: (A) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or
(B) were obtained by the Optionee in the public market;

            (iii) by waiver of compensation due or accrued to Optionee for services rendered;

            (iv) with respect only to purchases upon exercise of the Option, and provided that a public market for the Company's stock exists:

                  (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

                  (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

            (v)   by any combination of the foregoing.

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6.    Transferability of Option. The Option granted hereunder may not be transferred by the Optionee except upon death by will or the laws of descent and distribution. Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 6. During the Optionee's lifetime, only the Optionee (or his or her guardian or legal representative) may exercise the Option. In the event of the Optionee's death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee's estate or the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee's death.

7.    Withholding of Taxes.

      (a) Withholding Generally. Upon exercise of this Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares.

      (b) Stock Withholding. When, under applicable tax laws, the Optionee incurs tax liability in connection with the exercise or vesting of this Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Option Shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Option Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

8. Compliance With Securities Laws. This Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law.

9. No Rights As Shareholder. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

10. Adjustments. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Option Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

11. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Optionee and the Board.

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12.   Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "Board" means the Board of Directors of the Company, or if the Board has delegated responsibility for any matter with respect to the Plan to the Committee, the Compensation Committee of the Board.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

      (c) "Common Stock" shall mean the Common Stock, no par value per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

      (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

      (e) "Fair Market Value" of a share of Common Stock of the Company shall mean, as of any date, the value of a share of the Company's Common Stock determined as follows: (1) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal; (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (3) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (4) if none of the foregoing is applicable, by the Board in good faith.

      (f) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

      (g) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

13. Entire Agreement. The Agreement constitutes the entire agreement of the parties and supercedes any and all agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

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                    SIGNATURE PAGE TO STOCK OPTION AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement to reflect the grant which was authorized on the Grant Date as first above written.

                                 COMMONWEALTH ENERGY CORPORATION

                                    By:/S/ IAN B. CARTER
                                       -----------------------------------------
                                    Name: Ian B. Carter
                                    Title: Chairman and Chief Executive Officer

                                    OPTIONEE:

                                    /S/ ROBERT C. PERKINS
                                    --------------------------------------------
                                    Robert C. Perkins

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                                    EXHIBIT A

         FORM OF LETTER TO BE USED TO EXERCISE NONQUALIFIED STOCK OPTION

_______________
Date

Commonwealth Energy Corporation
15901 Red Hill Avenue, Suite 100
Tustin, CA 92780
Attention: Chief Financial Officer

      I wish to exercise the stock option evidenced by a Stock Option Agreement to acquire __________ shares of Common Stock of Commonwealth Energy Corporation, at an option price of $1.00 per share. In accordance with the provisions of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

      [ ]   in cash

      [ ]   by delivery of shares of Common Stock held by me

      [ ]   by simultaneous sale through a broker of Option Shares

      [ ]   by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

_________________________
Name

_________________________
Address

_________________________                           Very truly yours,

                                                    ____________________________
                                                    Signature

                                                    ____________________________
                                                    Typed or Printed Name

                                                    ____________________________
                                                    Social Security Number